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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Excite, Inc. for the registration of 3,280,330 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1997, with respect to the consolidated financial statements of Excite, Inc. included in its annual report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.






Palo Alto, California                            ERNST & YOUNG LLP
May 15, 1997

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